Exhibit 99.1

ATEC Reports Second Quarter 2023 Financial Results and Raises Full Year 2023 Revenue and Adjusted EBITDA Guidance

Total revenue grew 39% to $117 million

Surgical revenue grew 41% to $102 million and EOS revenue grew 24% to $15 million

Delivered positive adjusted EBITDA of over $1 million

CARLSBAD, Calif., August 3, 2023 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter ended June 30, 2023, and recent corporate highlights.

Second Quarter 2023 Financial Results

Quarter Ended June 30, 2023
Total revenue	$117 million
GAAP gross margin	55%
Non-GAAP gross margin	73%
GAAP operating expenses	$114 million
Non-GAAP operating expenses	$94 million
GAAP operating loss	($50) million
Adjusted EBITDA	$1 million
Ending cash balance	$101 million

Recent Highlights

•
Continued to advance the clinical procedural experience through PTPTM (Prone TransPsoas) and launch of LTPTM (Lateral TransPsoas), the strongest contributors to Q2 revenue growth;
•
Launched ALIF access system to further LTP with midline ALIF approach for L3 to S1;
•
Acquired navigation-enabled robotics platform, which will integrate into ATEC’s procedural workflow, improving precision, clinical predictability and efficiency, while minimizing radiation;
•
Drove 32% increase in surgical volume and 7% increase in average revenue per procedure;
•
Expanded adjusted EBITDA margin by 1,110 basis points.

“ATEC’s 100% spine focus gives us a unique ability to create comprehensive, ground-up procedures that directly improve spine care,” said Pat Miles, Chairman and Chief Executive Officer. “Our long-held thesis - that good surgery is good business - is proving out. We are delivering unmatched clinical distinction, which is compelling strong surgeon adoption, attracting some of spine’s most talented sales professionals, and fueling industry-leading procedural volume growth. But we're still just getting started. We are focused on developing the most actionable informatics ecosystem in spine, which will use EOS and navigation-enabled robotics to address spine surgery’s biggest challenges. With the knowhow we have assembled at ATEC, I love our chances.”

Financial Outlook for the Full Year 2023

The Company now expects total revenue to grow 32% to $462 million for the fiscal year ended December 31, 2023. This includes surgical revenue growth of approximately 33% and $58 million of EOS revenue. The Company also now expects non-GAAP adjusted EBITDA of approximately $2 million for the full year 2023.

Financial Results Webcast

ATEC will present these results via a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET. The live webcast can be accessed by visiting the Investor Relations Section of ATEC’s Corporate Website.

To dial in to the webcast, please register via this link.

A replay of the webcast will remain available through the Investor Relations Section of ATEC’s Corporate Website for twelve months. In addition, a dial-in replay will be available beginning about two hours after the webcast’s completion through August 10, 2023. Access the replay by dialing (800) 770-2030 and referencing conference ID number 97241.

Inducement Awards Granted

As an inducement material to accepting employment with the Company, and in accordance with Nasdaq Listing Rule 5635(c)(4), ATEC today announced that the independent Compensation Committee of the Board of Directors has approved aggregate grants to seventeen new employees (who are not executive officers) of, collectively, 12,772 restricted stock units (“RSUs”) under the Company’s 2016 Employment Inducement Award Plan. The RSUs will vest in equal annual installments on each of the first four anniversaries of the grant date, provided that the recipient remains continuously employed by ATEC as of such vesting date. In addition, the RSUs will vest fully upon a change of control of ATEC.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles in the United States of America (GAAP), the Company reports certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, and non-GAAP adjusted EBITDA. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

About Alphatec Holdings, Inc.

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A.S. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to be the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include, but are not limited to: references to the Company’s revenue, balance sheet, growth and financial outlook; planned product launches and introductions; and the Company’s ability to compel surgeon adoption.  Important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval or unexpected or prolonged delays in the process; continuation of favorable Second-party reimbursement; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to achieve profitability; uncertainty of additional funding; product liability exposure; an unsuccessful outcome in any litigation; patent infringement claims; claims related to the Company’s intellectual property; and the Company’s ability to meet its financial obligations. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Tina Jacobsen, CFA

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
(unaudited)
Revenue:
Revenue from products and services	$116,920	$84,151	$226,030	$155,069
Revenue from international supply agreement	—	—	—	15
Total revenue	116,920	84,151	226,030	155,084
Cost of sales	52,379	28,675	91,064	50,392
Gross profit	64,541	55,476	134,966	104,692
Operating expenses:
Research and development	14,571	10,596	27,831	20,318
Sales, general and administrative	87,287	72,668	178,549	142,139
Litigation-related expenses	6,908	5,495	10,100	13,027
Amortization of acquired intangible assets	3,705	2,177	6,588	4,407
Transaction-related expenses	1,900	—	1,900	120
Restructuring expenses	29	289	204	1,659
Total operating expenses	114,400	91,225	225,172	181,670
Operating loss	(49,859)	(35,749)	(90,206)	(76,978)
Interest expense and other income, net:
Interest expense, net	(3,892)	(1,435)	(7,766)	(2,891)
Other income, net	2,324	67	3,030	37
Total interest expense and other income, net	(1,568)	(1,368)	(4,736)	(2,854)
Net loss before taxes	(51,427)	(37,117)	(94,942)	(79,832)
Income tax benefit	(50)	(16)	(36)	(115)
Net loss	$(51,377)	$(37,101)	$(94,906)	$(79,717)
Net loss per share, basic and diluted	$(0.43)	$(0.36)	$(0.83)	$(0.79)
Weighted average shares outstanding, basic and diluted	118,719	102,849	114,260	101,422
Stock-based compensation included in:
Cost of sales	$16,226	$449	$22,232	$705
Research and development	1,480	1,362	2,797	2,334
Sales, general and administrative	6,488	7,392	15,627	16,348
	$24,194	$9,203	$40,656	$19,387

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$101,020	$84,696
Accounts receivable, net	59,932	60,060
Inventories	119,957	101,521
Prepaid expenses and other current assets	18,758	9,357
Total current assets	299,667	255,634
Property and equipment, net	119,372	101,952
Right-of-use assets	27,421	28,360
Goodwill	72,527	47,367
Intangible assets, net	105,508	82,781
Other assets	3,739	4,874
Total assets	$628,234	$520,968

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$43,698	$34,742
Accrued expenses and other current liabilities	74,123	72,382
Contract liabilities	13,895	11,956
Short-term debt	2,207	14,948
Current portion of operating lease liabilities	4,824	4,842
Total current liabilities	138,747	138,870
Total long-term liabilities	494,037	393,162
Redeemable preferred stock	23,603	23,603
Stockholders' deficit	(28,153)	(34,667)
Total liabilities and stockholders' deficit	$628,234	$520,968

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2023	2022	2023	2022
	(unaudited)
	Gross profit, GAAP	$64,541	$55,476	$134,966	$104,692
	Add: amortization of intangible assets	220	9	440	9
	Add: stock-based compensation	16,226	449	22,232	705
	Add: purchase accounting adjustments on acquisitions	—	437	195	437
	Add: excess and obsolete write-down	4,636	2,394	6,734	4,100
	Non-GAAP gross profit	$85,623	$58,765	$164,567	$109,943
	Gross margin, GAAP	55.2%	65.9%	59.7%	67.5%
	Add: amortization of intangible assets	0.2%	0.0%	0.2%	0.0%
	Add: stock-based compensation	13.9%	0.5%	9.8%	0.5%
	Add: purchase accounting adjustments on acquisitions	0.0%	0.5%	0.1%	0.3%
	Add: excess and obsolete write-down	4.0%	2.8%	3.0%	2.6%
	Non-GAAP gross margin	73.2%	69.8%	72.8%	70.9%

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2023	2022	2023	2022
	(unaudited)
	Operating expenses, GAAP	$114,400	$91,225	$225,172	$181,670
	Adjustments:
	Stock-based compensation	(7,968)	(8,754)	(18,424)	(18,682)
	Litigation-related expenses	(6,908)	(5,495)	(10,100)	(13,027)
	Amortization of intangible assets	(3,705)	(2,177)	(6,588)	(4,407)
	Transaction-related expenses	(1,900)	—	(1,900)	(120)
	Restructuring expenses	(29)	(289)	(204)	(1,659)
	Other non-recurring expenses[1]	—	—	(1,349)	—
	Non-GAAP operating expenses	$93,890	$74,510	$186,607	$143,775

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2023	2022	2023	2022
	(unaudited)
	Operating loss, GAAP	$(49,859)	$(35,749)	$(90,206)	$(76,978)
	Depreciation	9,758	7,506	18,347	14,591
	Amortization of intangible assets	3,925	2,186	7,028	4,416
	EBITDA	(36,176)	(26,057)	(64,831)	(57,971)
	Add back significant items:
	Stock-based compensation	24,194	9,203	40,656	19,387
	Purchase accounting adjustments on acquisitions	—	437	195	437
	Excess & obsolete write-down	4,636	2,394	6,734	4,100
	Litigation-related expenses	6,908	5,495	10,100	13,027
	Transaction-related expenses	1,900	—	1,900	120
	Restructuring expenses	29	289	204	1,659
	Other non-recurring expenses[1]	—	—	1,349	—
	Adjusted EBITDA	$1,491	$(8,239)	$(3,693)	$(19,241)

[1]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy